Exhibit (a)(1)(E)

U.S. Offer to Purchase for Cash
All Outstanding Ordinary Shares
of
CNOVA N.V.
a Netherlands public limited liability company (naamloze vennootschap)
at
$5.50 PER SHARE, NET TO THE SELLER
Pursuant to the Offer to Purchase dated December 27, 2016
by
CASINO, GUICHARD-PERRACHON
a French public limited company (société anonyme)

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 PM, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 25, 2017, UNLESS THE U.S. OFFER
IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

December 27, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 27, 2016 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “U.S. Offer”) in connection with the offer by Casino, Guichard-Perrachon, a French public limited company (société anonyme) (which we refer to as “Casino”), to purchase any and all outstanding ordinary shares of Cnova N.V., par value €0.05 (which we refer to as “Cnova Ordinary Shares”), from holders that are resident in the United States (who we refer to as “U.S. Holders”) at a price of $5.50, net to the seller in cash, less any applicable withholding tax, upon the terms and conditions set forth in U.S. Offer.

We or our nominees are the holder of record of Cnova Ordinary Shares held for your account. A tender of such Cnova Ordinary Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Cnova Ordinary Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the U.S. Offer is $5.50 per Cnova Ordinary Share, net to you in cash, without interest, subject to any required withholding of taxes.
2.	The U.S. Offer is being made for all outstanding Cnova Ordinary Shares held by U.S. Holders.
3.	The Offer and withdrawal rights will expire at 5:00 pm, New York City Time, on Wednesday, January 25, 2017, unless the U.S. Offer is extended by Casino.
4.	The U.S. Offer is not subject to any conditions, including any financing conditions. See the section of the Offer to Purchase entitled “Absence of Conditions to the Offers; Withdrawal of the Offers.”
5.	Tendering shareholders who are record owners of their Cnova Ordinary Shares and who tender directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Casino pursuant to the Offer.

If you wish to have us tender any or all of your Cnova Ordinary Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Cnova Ordinary Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of Casino by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Casino.

INSTRUCTION FORM
With Respect to the U.S. Offer to Purchase for Cash

All Outstanding Ordinary Shares
of
CNOVA N.V.
a Netherlands public limited liability company (naamloze vennootschap)
at
$5.50 PER SHARE, NET TO THE SELLER
Pursuant to the Offer to Purchase dated December 27, 2016
by
CASINO, GUICHARD-PERRACHON
a French public limited company (société anonyme)

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 27, 2016 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the U.S. Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “U.S. Offer”), in connection with the offer by Casino, Guichard-Perrachon, a French public limited company (société anonyme) (which we refer to as “Casino”), to purchase any and all outstanding ordinary shares of Cnova N.V., par value €0.05 (which we refer to as “Cnova Ordinary Shares”), from holders that are resident in the United States (who we refer to as “U.S. Holders”) at a price of $5.50, net to the seller in cash, less any applicable withholding tax, upon the terms and conditions set forth in U.S. Offer.

The undersigned hereby instruct(s) you to tender to Casino the number of Cnova Ordinary Shares indicated below or, if no number is indicated, all Cnova Ordinary Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Cnova Ordinary Shares submitted on my behalf will be determined by Casino in its sole discretion and that such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF CNOVA ORDINARY SHARES BEING TENDERED HEREBY:

CNOVA ORDINARY SHARES

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the U.S. Offer).

Dated:
Signature(s)

Please Print Name(s)
Address:
(Include Zip Code)
Area code and Telephone no.
Tax Identification or Social Security No.

* Unless otherwise indicated, it will be assumed that all Cnova Ordinary Shares held by us for your account are to be tendered.

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